Pursuant to Item 601(b)(2) of Regulation S-K, the following exhibits and schedules to this Agreement and Plan of Merger have been omitted. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.


       EXHIBIT/SCHEDULE                  NAME
       ----------------                  ----
          Exhibit A            Certain Definitions
          Exhibit B            Escrow Agreement
          Exhibit C            Financial Statements
          Exhibit D            Proprietary Information and Inventions Agreement
          Exhibit E            Shelf Registration Agreement
          Exhibit F            Voting Agreement
          Exhibit G            Opinion from Company Counsel
          Exhibit H            Opinion from Acquiror's Counsel
                               Company Disclosure Schedule
                               Acquiror Schedules

                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG


                              PLX TECHNOLOGY, INC.,


                             SEBRING SYSTEMS, INC.,


                                       AND


                     OKW TECHNOLOGY ACQUISITION CORPORATION


                                 APRIL 19, 2000

                                TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
ARTICLE 1      THE MERGER.............................................................1

   1.1   THE MERGER...................................................................1
   1.2   EFFECTIVE TIME OF THE MERGER.................................................1

ARTICLE 2      THE SURVIVING CORPORATION..............................................1

   2.1   CERTIFICATE OF INCORPORATION.................................................1
   2.2   BYLAWS.......................................................................2
   2.3   DIRECTORS AND OFFICERS OF SURVIVING CORPORATION..............................2

ARTICLE 3      CONVERSION OF SECURITIES...............................................2

   3.1   MERGER CONSIDERATION; CONVERSION OF SHARES...................................2
   3.2   OPTIONS AND WARRANTS.........................................................3
   3.3   EXCHANGE OF CERTIFICATES.....................................................3
   3.4   ESCROW.......................................................................3
   3.5   DIVIDENDS; TRANSFER TAXES....................................................4
   3.6   NO FRACTIONAL SHARES.........................................................4
   3.7   CLOSING OF COMPANY TRANSFER BOOKS............................................4
   3.8   CLOSING......................................................................4
   3.9   SUPPLEMENTARY ACTION.........................................................4
   3.10  APPRAISAL RIGHTS.............................................................5

ARTICLE 4      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.....5

   4.1   DUE ORGANIZATION; GOOD STANDING; AUTHORITY; BINDING NATURE OF
         AGREEMENTS...................................................................5
   4.2   CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS.............................6
   4.3   CAPITALIZATION; OWNERSHIP OF STOCK...........................................6
   4.4   FINANCIAL STATEMENTS.........................................................8
   4.5   ABSENCE OF CHANGES...........................................................8
   4.6   TITLE TO ASSETS; EQUIPMENT; REAL PROPERTY, LEASES; INVENTORY................10
   4.7   BANK ACCOUNTS...............................................................11
   4.8   RECEIVABLES; MAJOR CUSTOMERS................................................12
   4.9   ACCOUNTS PAYABLE; MAJOR SUPPLIERS...........................................12
   4.10  PROPRIETARY ASSETS..........................................................12
   4.11  CONTRACTS...................................................................14
   4.12  COMPLIANCE WITH LEGAL REQUIREMENTS..........................................16
   4.13  GOVERNMENTAL AUTHORIZATIONS.................................................16
   4.14  TAX MATTERS.................................................................17
   4.15  EMPLOYEE AND LABOR MATTERS..................................................18
   4.16  BENEFIT PLANS; ERISA........................................................19
   4.17  ENVIRONMENTAL MATTERS.......................................................21
   4.18  INSURANCE...................................................................21
   4.19  RELATED PARTY TRANSACTIONS..................................................22
   4.20  PROCEEDINGS; ORDERS.........................................................22
   4.21  NON-CONTRAVENTION; CONSENTS.................................................23
   4.22  BROKERS.....................................................................24
   4.23  TAX TREATMENT...............................................................24
   4.24  FULL DISCLOSURE.............................................................24
   4.25  POWERS OF ATTORNEY..........................................................24
   4.26  VOTING ARRANGEMENTS.........................................................25

ARTICLE 5      REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB.............25

   5.1   DUE ORGANIZATION; GOOD STANDING; AUTHORITY; BINDING NATURE OF AGREEMENTS....25

                                TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
   5.2   CAPITALIZATION; OWNERSHIP OF STOCK..........................................25
   5.3   BROKERS.....................................................................25
   5.4   NON-CONTRAVENTION; CONSENTS.................................................25
   5.5    TAX TREATMENT..............................................................26
   5.6   SEC DOCUMENTS...............................................................26
   5.7   OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES................................26

ARTICLE 6      CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME...........................26

   6.1   CONDUCT OF BUSINESS OF THE COMPANY..........................................26
   6.2   OTHER NEGOTIATIONS..........................................................28

ARTICLE 7      ADDITIONAL AGREEMENTS AND ACQUIROR....................................28

   7.1   ACCESS TO PROPERTIES AND RECORDS............................................28
   7.2   TRANSFER OF SHARES..........................................................28
   7.3   SECTION 16..................................................................28
   7.4   REASONABLE EFFORTS; ETC.....................................................29
   7.5   OBLIGATIONS OF THE COMPANY..................................................29
   7.6   CONTROL OF OPERATIONS.......................................................29
   7.7   EMPLOYEE OFFERS.............................................................29
   7.8   REGISTRATION STATEMENT ON FORM S-8..........................................30
   7.9   REGISTRATION STATEMENT ON FORM S-3..........................................30
   7.10  VOTING AGREEMENT; PROXIES...................................................30
   7.11  STOCK OPTIONS AND WARRANTS..................................................30
   7.12  CERTAIN EMPLOYEE BENEFIT MATTERS............................................31
   7.13  EXPENSES....................................................................31
   7.14  PUBLIC ANNOUNCEMENTS........................................................31
   7.15  ADDITIONAL AGREEMENTS.......................................................31

ARTICLE 8      CONDITIONS TO CONSUMMATION OF THE MERGER..............................31

   8.1   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER..................31
   8.2   ADDITIONAL CONDITIONS TO ACQUIROR'S AND MERGER SUB'S OBLIGATION TO
         CONSUMMATE THE MERGER.......................................................32
   8.3   ADDITIONAL CONDITIONS TO THE COMPANY'S OBLIGATION TO CONSUMMATE THE MERGER..33

ARTICLE 9      ESCROW AND INDEMNIFICATION............................................34

   9.1   INDEMNIFICATION.............................................................34
   9.2   ESCROW FUND.................................................................34
   9.3   DAMAGE THRESHOLD............................................................34
   9.4   ESCROW PERIODS..............................................................35
   9.5   CLAIMS UPON ESCROW FUND.....................................................35
   9.6   VALUATION...................................................................36
   9.7   OBJECTIONS TO CLAIMS........................................................36
   9.8   RESOLUTION OF CONFLICTS.....................................................36
   9.9   STOCKHOLDERS' AGENT.........................................................37
   9.10  ACTIONS OF THE STOCKHOLDERS' AGENT..........................................38
   9.11  CLAIMS......................................................................38

ARTICLE 10     TERMINATION...........................................................38

   10.1  TERMINATION.................................................................38
   10.2  EFFECT OF TERMINATION.......................................................39

ARTICLE 11     MISCELLANEOUS PROVISIONS..............................................39

   11.1  SURVIVAL OF REPRESENTATIONS AND COVENANTS...................................39
   11.2  ATTORNEYS' FEES.............................................................39
   11.3  TRANSFER TAXES..............................................................39

                                TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
   11.4  NOTICES.....................................................................39
   11.5  TIME OF THE ESSENCE.........................................................40
   11.6  HEADINGS....................................................................40
   11.7  COUNTERPARTS................................................................40
   11.8  GOVERNING LAW...............................................................40
   11.9  WAIVER......................................................................41
   11.10 AMENDMENTS..................................................................41
   11.11 SEVERABILITY................................................................41
   11.12 PARTIES IN INTEREST.........................................................41
   11.13 ENTIRE AGREEMENT............................................................41
   11.14 CONSTRUCTION................................................................41

                          AGREEMENT AND PLAN OF MERGER


        This AGREEMENT AND PLAN OF MERGER, dated as of April 19, 2000, by and among PLX Technology, Inc. ("Acquiror"), a Delaware corporation, OKW Technology Acquisition Corporation ("Merger Sub"), a Delaware corporation, and Sebring Systems, Inc. (the "Company"), a Delaware corporation. Certain capitalized terms used in this Agreement are defined in Exhibit A.

        WHEREAS, the Boards of Directors of Acquiror, Merger Sub and the Company each have determined that the acquisition of the Company by Acquiror is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein;

        WHEREAS, for federal income tax purposes, it is intended that the merger contemplated herein shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and in furtherance thereof intend that this Agreement shall be a "Plan of Reorganization" within the meaning of Sections 354(a) and 361(a) of the Code;

        WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a purchase transaction;

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   THE MERGER

        1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company, the Company shall be the surviving corporation (the "Surviving Corporation") and the separate existence of Merger Sub shall thereupon cease (the "Merger"). Without limiting the generality of the foregoing, at the Effective Time all property, rights, powers, privileges and franchises of Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. Immediately following the Effective Time, the Surviving Corporation shall be a wholly-owned subsidiary of Acquiror.

        1.2 Effective Time of the Merger. The Merger shall become effective when a properly executed certificate of merger (the "Certificate of Merger"), in such form as may be agreed by the parties hereto and as required by the relevant provisions of the Delaware General Corporation Law (the "DGCL"), is duly filed with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable upon satisfaction or waiver of the conditions set forth in Article 8. When used in this Agreement, the term "Effective Time" shall mean the date and time at which such Certificate of Merger has been accepted for filing by the Secretary of State of the State of Delaware or at such later time as is provided in the Certificate of Merger.

                                    ARTICLE 2
                            THE SURVIVING CORPORATION

        2.1 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation attached as Exhibit A to the Certificate of Merger shall be the Certificate of Incorporation of the

Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

        2.2 Bylaws. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

        2.3 Directors and Officers of Surviving Corporation. The directors of the Company shall resign effective as of the Effective Time. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial and only officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

                                   ARTICLE 3
                            CONVERSION OF SECURITIES

        3.1 Merger Consideration; Conversion of Shares.

            (a) Except as set forth in Section 3.10 hereof, the holders of shares of the common stock, $ 0.005 par value per share, of the Company ("Company Common Stock"), including the former holders of the Series C Preferred Stock, $0.01 par value per share of the Company and the Series C-1 Preferred Stock, $0.01 par value per share of the Company (the "Series C Preferred Stock"), all of whom shall convert all Series C Preferred Stock held by them prior to the Effective Time, the holders of Series A Preferred Stock, $0.01 par value per share, of the Company and the Series A-1 Preferred Stock, $0.01 par value per share, of the Company (collectively, the "Series A Preferred Stock") and the holders of the Series B Preferred Stock, $0.01 par value per share, of the Company and the Series B-1 Preferred Stock, $0.01 par value per share, of the Company (collectively, the "Series B Preferred Stock" and, together with the Series A Preferred Stock and the Company Common Stock, the "Company Stock") shall receive shares of the Common Stock $0.001 par value per share, of the Acquiror ("Acquiror Stock") as follows: At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, and subject to
Section 3.3, each share of Company Stock (after giving effect to any adjustments in respect of liquidation preference) that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, upon surrender of the certificate formerly representing such share of Company Stock (the "Certificate"), that number of shares of the Acquiror Stock , $0.001 par value per share, as equals the Exchange Ratio; provided, however, that each share of Company Stock that is held in the treasury of the Company or by any subsidiary of the Company immediately prior to the Effective Time shall not be so converted but shall be canceled and retired, and no consideration shall be delivered in exchange therefor; further, provided, that the holders of Series A Preferred Stock and Series B Preferred Stock shall receive additional shares of Acquiror Stock equal in value to their liquidation preference as calculated in accordance with the Exchange Ratio. The "Exchange Ratio" shall be equal to the quotient obtained by dividing (x) $40,000,000 minus the aggregate amount of the liquidation preference to which the holders of Series A Preferred Stock and Series B Preferred Stock are entitled by (y) the total number of Fully Diluted Shares (as herein defined) (calculated using the treasury method) as of the Effective Time by (z) $30.00. "Fully Diluted Shares" shall be equal to the total number of outstanding shares of Company Common Stock, immediately prior to the Closing Date, calculated on a fully diluted, fully converted basis as though all convertible debt and equity securities and options (whether vested or unvested) and warrants had been converted or exercised, but excluding the New Options (as hereinafter defined) and shares issuable upon exercise of the New Options.

            (b) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of the common stock, no par value per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and continue as one share of the common stock of the Surviving Corporation.

        3.2 Options and Warrants.

            (a) Prior to the Effective Time, the Company shall grant to the employees of the Company listed on Schedule 3.2 hereto the number of options to purchase shares of Company Common Stock and at a price per share set forth on
Schedule 3.2, or such higher aggregate amount as agreed to by Acquiror (the "New Options"). The New Options shall be granted pursuant to a form of option agreement reasonably acceptable to the Acquiror. The New Options shall be assumed by Acquiror in accordance with Section 7.11 and each such option shall become exercisable for the number of shares of Acquiror Common Stock and at an exercise price as set forth on Schedule 3.2.

            (b) In addition, all other outstanding stock options to purchase Company Stock, whether vested or unvested ("Company Stock Options"), warrants and convertible securities to purchase Company Stock shall be assumed by Acquiror in accordance with Section 7.11 in a manner consistent with the requirements of Section 422 of the Code.

        3.3 Exchange of Certificates.

            (a) Within a reasonable period of time after the Effective Time, Acquiror shall make available, and each holder of shares of Company Stock will be entitled to receive upon surrender to BankBoston, N.A., acting as exchange agent (the "Exchange Agent") of one or more Certificates, certificates representing the number of whole shares of Acquiror Stock into which such shares of Company Stock are converted in the Merger (excluding the Escrow Shares), subject to this Section 3.3 plus the Fractional Share Amount (as defined below). The shares of Acquiror Stock into which the shares of the Company Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

            (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Company Stock (i) a letter of transmittal (which shall specify that delivery of the shares of Acquiror Stock and the Fractional Share Amount, if any, shall be effected only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Acquiror may reasonably specify that are not inconsistent with the terms of this Agreement) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Stock and the Fractional Share Amount, if any. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Acquiror Stock and (ii) a check representing the Fractional Share Amount, if any, which such holder has the right to receive in respect of the Certificate so surrendered pursuant to Section 3.6.

        3.4 Escrow. As security for the Stockholders' indemnification obligations set forth herein, Acquiror will deliver to the Escrow Agent under an Escrow Agreement dated as of the date hereof by and among Acquiror, the Stockholders' Agent and the Escrow Agent (the "Escrow Agreement") attached hereto as Exhibit B, ten percent (10%) of the aggregate number of shares of Acquiror Stock to be issued pursuant to Section 3.1 in respect of Company Stock (the "Escrow Fund") outstanding immediately prior to the Effective Time. Such shares shall be in escrow on behalf of the Stockholders, on a pro rata basis, in accordance with each Stockholder's percentage ownership of Acquiror Stock issuable pursuant to Section 3.1 ("Pro Rata Portion"). Such shares ("Escrow Shares") shall be held as security for the Stockholders' indemnification obligations under Article 9.

        3.5 Dividends; Transfer Taxes.

            (a) No dividends that are declared on shares of Acquiror Stock after the Effective Time (if any) will be paid to persons entitled to receive certificates representing shares of Acquiror Stock until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such shares of Acquiror Stock shall be issued any dividends which shall have become payable with respect to such shares of Acquiror Stock between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends.

            (b) If any certificates for any shares of Acquiror Stock are to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall (i) pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Acquiror Stock in a name other than that of the registered holder of the Certificate surrendered or (ii) establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

            (c) Notwithstanding anything in this Agreement to the contrary, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Stock for any shares of Acquiror Stock or dividends thereon or the cash payments otherwise due hereunder delivered to a public official pursuant to applicable escheat laws following the passage of time specified therein.

        3.6 No Fractional Shares. Notwithstanding anything herein to the contrary, no fractional shares of Acquiror Stock shall be issued pursuant to the Merger. In lieu of the issuance of any such fractional share of Acquiror Stock, a cash adjustment will be paid in respect of any fractional share of Acquiror Stock that would otherwise be issuable (each, a "Fractional Share Amount"). The amount of such adjustment shall be the product of (i) such fraction of a share of Acquiror Stock multiplied by (ii) $30.00.

        3.7 Closing of Company Transfer Books. If Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing shares of Acquiror Stock or cash in accordance with the terms hereof. The holders of shares of Company Stock to be exchanged for shares of Acquiror Stock pursuant to this Agreement shall cease to have any rights as stockholders of the Company, except for the right to surrender such Certificates in exchange for shares of Acquiror Stock as provided hereunder or such dissenters' rights as are provided under applicable law.

        3.8 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on a date to be specified by the Acquiror and the Company, which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article 8 (the "Closing Date") at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California 94304; provided, however, that the parties shall use reasonable commercial efforts to effect the Closing on or prior to June 15, 2000.

        3.9 Supplementary Action. If, at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of the Company, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of the Company in the name of and on behalf of the Company to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

        3.10 Appraisal Rights.

            (a) Notwithstanding any provisions of this Agreement to the contrary, any shares of Company Stock held by a holder who has exercised such holder's appraisal rights in accordance with the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the consideration described in Section 3.1, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by the DGCL.

            (b) Notwithstanding the provisions of subsection (a) above, if any holder of shares of Company Stock who demands appraisal rights with respect to such shares shall effectively withdraw or lose (through the failure to perfect or otherwise) such holder's appraisal rights under the DGCL, then, as of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represents only the right to receive the consideration described in Section 3.1, subject in any event to Section 3.4.

            (c) The Company shall give Acquiror (i) prompt written notice of any written demands for payment with respect to any shares of Company Stock pursuant to appraisal rights, and any withdrawals of such demands or losses of such rights, and any other instruments served pursuant to the DGCL, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal rights. The Company shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to demands for appraisal rights or offer to settle or settle any such demands. Acquiror shall assist the Company in the preparation and delivery of any and all notices, documents, information or instruments required by law to be delivered to stockholders of the Company in connection with the provisions of the DGCL.

                                    ARTICLE 4
       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS

        Except as specifically set forth in the disclosure schedule delivered by the Company to Acquiror at or prior to the execution of this Agreement (the "Disclosure Schedule"), the parts of which are numbered to correspond to the Section numbers of this Agreement, the Company and the Stockholders hereby severally represent and warrant to Acquiror and Merger Sub as follows:

        4.1 Due Organization; Good Standing; Authority; Binding Nature of Agreements.

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used and in the manner in which its assets are proposed to be owned and used; (iii) to perform its obligations under all Company Contracts; and (iv) to enter into and perform all of its obligations under the Transactional Agreements.

            (b) The Company has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or name other than the name set forth in its Certificate of Incorporation, as amended.

            (c) The Company is duly qualified and in good standing as a foreign corporation in each of the jurisdictions in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified (i) would not individually or in the aggregate have a material adverse effect on its business or operations or (ii) would not adversely affect the ability of the Company to consummate the transactions contemplated hereby. Section 4.1(c) of the Disclosure Schedule sets forth a true and complete list of each jurisdiction in which the Company has an officer or a paid representative (employee or consultant) or owns or leases property and of each jurisdiction in which the Company is qualified to do business.

            (d) Section 4.1(d) of the Disclosure Schedule accurately sets forth
(i) the names of the members of the Company's board of directors and (ii) the names and titles of the Company's officers. The Company has no committee of the Company's board of directors.

            (e) Neither the Company nor any of its stockholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the Company or the winding up or cessation of the Company's business or affairs.

            (f) The Company has no subsidiaries, and the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity.

            (g) The execution, delivery and performance of the Transactional Agreements to which the Company is a party have been duly authorized by all necessary action on the part of Company, its officers, its board of directors, and its stockholders.

            (h) Each of the Transactional Agreements to which the Company is a party, subject to obtaining the approval of the stockholders of the Company, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions.

        4.2 Certificate of Incorporation and Bylaws; Records.

            (a) The Company has delivered to Acquiror or its counsel accurate and complete copies of: (i) the Company's Certificate of Incorporation and Bylaws, including all amendments thereto; (ii) the stock records of the Company; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company and the board of directors of the Company. There have been no meetings or other proceedings of the stockholders of the Company or the board of directors of the Company that are not reflected in such minutes or other records.

            (b) There has not been any violation of any of the provisions of the Company's Certificate of Incorporation or bylaws or of any resolution adopted by the Company's stockholders or the Company's board of directors, and to the Knowledge of the Company no event has occurred, and no condition or circumstance exists, that likely would (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

            (c) The books of account, stock records, minute books and other records of the Company are accurate, up to date and complete. All of the records of the Company are in the actual possession and direct control of the Company or its counsel.

        4.3 Capitalization; Ownership of Stock. As of the date of this Agreement and as of the Closing:

            (a) The authorized capital stock of the Company consists of (i) Sixteen Million Two-Hundred Eight Thousand Six Hundred Five (16,208,605) shares of Common Stock, $0.005 par value per share, and (ii) Eighteen Million Seven Hundred Ninety-One Thousand Three Hundred Ninety-Six (18,791,396) shares of Preferred Stock, $0.01 par value per share, of which Three Hundred Twelve Thousand Five Hundred (312,500) shares are designated Series A Preferred Stock, Three Hundred Twelve Thousand Five Hundred (312,500) are designated Series A-1 Preferred Stock, Five Hundred Eighty-Three Thousand One Hundred Ninety-Eight (583,198) shares are designed Series B Preferred Stock, Five Hundred Eighty-Three Thousand One Hundred Ninety-Eight (583,198) shares are designed Series B-1 Preferred Stock, Eight Million Five Hundred Thousand (8,500,000) shares are designated Series C Preferred Stock and Eight Million Five Hundred Thousand (8,500,000) shares are designated Series C-1 Preferred Stock. As of the date of this Agreement, the outstanding capital of the Company consists of (i) One Million Three Hundred Two Thousand Five Hundred Eleven (1,302,511) shares of Common Stock, (ii) Three Hundred Twelve Thousand Four Hundred Ninety Seven (312,497) shares of Series A Preferred stock, no shares of Series A-1 Preferred Stock, Five Hundred Seventy Eight Thousand Four Hundred Fifty One (578,451) shares of Series B Preferred Stock, no shares of Series B-1 Preferred Stock, Six Million Four Hundred Seventy Two Thousand Four Hundred Eighty Two (6,472,482) shares of Series C Preferred Stock, no shares of Series C-1 Preferred Stock, (iii) options to purchase One Million Eight Hundred Ninety Three Seven Hundred Eighty (1,893,780) shares of Common Stock, and (iv) warrants to purchase Thirty Eight Thousand Two Hundred Eighteen (38,218) shares of Common Stock and Four Thousand Seven Hundred Thirty Two (4,732) shares of Series B Preferred Stock. All of such Common Stock, warrants and options are owned of record by the stockholders, warrantholders and optionholders, respectively, free and clear of any Encumbrances created by or resulting from the actions of the Company or, to the knowledge of the Company, otherwise. Section 4.3 of the Disclosure Schedule includes a list of all Company Stock Options as of the date hereof, including the name of each holder of Company Stock Options, the date of grant, the number of shares of Company Stock subject to such options, the vesting commencement date and the vesting schedule.

            (b) All of the shares of Company Stock currently outstanding (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) have been issued in full compliance with all applicable securities laws and any judgments, orders, injunctions, decrees or awards to which the Company is a party, or involving the Company's properties, assets or business. Each holder of Company Stock is and was, at the time such shares were issued, a citizen of the United States. The Company has delivered or made available to Acquiror or its counsel accurate and complete copies of the stock certificates evidencing the currently outstanding shares of Common Stock.

            (c) Other than as stated in Section 4.3(a) above, there is no (i) outstanding preemptive right, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the Company's Knowledge, condition or circumstance that likely would directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

            (d) Other than the repurchase of unvested stock or the cancellation of outstanding options from the Company's service providers upon their termination of service to the Company, the Company has neither repurchased, redeemed or otherwise reacquired, and has not agreed, committed or offered (in writing or otherwise) to reacquire, any shares of capital stock or other securities. Any securities reacquired by the Company were (or will have been) reacquired in full compliance with the applicable provisions of all applicable Legal Requirements.

        4.4 Financial Statements.

            (a) The Company has delivered to Acquiror the following financial statements and notes (collectively, the "Financial Statements"), which are attached hereto as Exhibit C:

                      (i) the audited balance sheet of the Company as of December 31, 1999, and the related statements of operations, changes in stockholders' equity and fund balance and cash flows of the Company as of December 31, 1999, together with the notes thereto; and

                      (ii) the unaudited balance sheets of the Company as of March 31, 2000 (the "Unaudited Interim Balance Sheet") and related unaudited statements of operations, for the three (3) months then ended.

            (b) All of the Financial Statements are accurate and complete in all material respects. The Financial Statements are in accordance with the books and records of the Company, present fairly the financial position of the Company as of the respective dates thereof and the results of operations and, with respect to the audited Financial Statements, changes in stockholders' equity and fund balance and cash flows of the Company for the respective periods covered thereby, and have been prepared in conformity with GAAP applied on a consistent basis, subject, in the case of the unaudited financial statements, to normal recurring year-end adjustments, the effect of which will not be material and the absence of notes and statements of cash flows and changes in stockholders' equity.

            (c) At the date of the Unaudited Interim Balance Sheet, (i) the Company had no Liabilities of any nature (matured or unmatured, fixed or contingent) required by GAAP consistently applied to be provided for in such Unaudited Interim Balance Sheet which were not provided for, (ii) the Company had no material Liabilities of any nature (matured or unmatured, fixed or contingent) which were not required by GAAP to be provided for in the Unaudited Interim Balance Sheet and (iii) all reserves established by the Company and set forth in the Unaudited Interim Balance Sheet were adequate for the purposes for which they were established.

            (d) As of the date of this Agreement, the Company has no Liabilities in excess of $5,000 individually or in the aggregate, except for (i) Liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; and (ii) accounts payable and Liabilities (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred and accrued by the Company in the Ordinary Course of Business since the date of the Unaudited Interim Balance Sheet.

        4.5 Absence of Changes. Since March 31, 2000:

            (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance, results of operations or prospects, and no event has occurred that likely would have an adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, results of operations or prospects;

            (b) there has not been any material loss, damage or destruction to, or any interruption in the use of, any of the Company's assets (whether or not covered by insurance);

            (c) the Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities other than the repurchase of unvested stock or the cancellation of outstanding options from the Company's service providers upon termination of their service to the Company;

            (d) the Company has not sold or otherwise issued any shares of capital stock or any other securities other than upon the exercise of outstanding options or the grant of stock options as reflected in its minute books;

            (e) the Company has not amended its Certificate of Incorporation or bylaws and has not effected or been a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (f) the Company has not purchased or otherwise acquired any asset from any other Person, except for assets acquired by the Company in the Ordinary Course of Business;

            (g) the Company has not leased or licensed any asset from any other Person except for assets leased or licensed in the Ordinary Course of Business;

            (h) the Company has not made any individual capital expenditure, measured by invoice amount, in excess of $10,000;

            (i) the Company has not sold or otherwise transferred, and has not leased or licensed, any asset to any other Person except for products sold by the Company from its inventory in the Ordinary Course of Business;

            (j) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness, except in the Ordinary Course of Business;

            (k) the Company has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except in the Ordinary Course of Business;

            (l) the Company has not made any loan or advance to any other Person, including without limitation, any stockholder of the Company;

            (m) the Company has not (i) established or adopted any Employee Benefit Plan or (ii) paid any bonus or made any profit sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than increases for non-officer employees consistent with the Company's review and compensation policies in force prior to the date of this Agreement;

            (n) the Company has not entered into, and neither the Company nor any of the assets owned or used by the Company has become bound by, any Contract, except in the Ordinary Course of Business;

            (o) no Contract by which the Company or any of the assets owned or used by the Company is or was bound, or under which the Company has or had any rights or interest, has been amended or terminated, except in the Ordinary Course of Business;

            (p) there has been no borrowing or agreement to borrow by the Company or change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise or grant of a mortgage or security interest in any property of the Company, and the Company has not incurred, assumed or otherwise become subject to any Liabilities, other than accounts payable (of the type required to be reflected as current liabilities on a balance sheet prepared in accordance with
GAAP) incurred by the Company in the Ordinary Course of Business;

            (q) the Company has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except any that (i) are reflected as current liabilities in the Unaudited Interim Balance Sheet or have been incurred by the Company since the date thereof in the Ordinary Course of Business, and
(ii) have been discharged or paid in the Ordinary Course of Business;

            (r) the Company has not forgiven any debt or otherwise released or waived any right or claim;

            (s) the Company has not changed any of its methods of accounting or accounting practices in any respect;

            (t) the Company has not entered into any transaction or taken any other action outside the Ordinary Course of Business; and

            (u) the Company has not agreed or committed (in writing or otherwise) to take any of the actions referred to in clauses (c) through (t) above.

        4.6 Title to Assets; Equipment; Real Property, Leases; Inventory.

            (a) The Company owns, and has good and marketable title to, all assets it purports to own, including (i) all assets reflected on the Unaudited Interim Balance Sheet except for inventory sold by the Company since the date thereof in the Ordinary Course of Business; (ii) all assets acquired by the Company since the date of the Unaudited Interim Balance Sheet except for inventory sold by the Company since the date of the Unaudited Interim Balance Sheet in the Ordinary Course of Business; (iii) all assets referred to in
Section 4.6(b) of the Disclosure Schedule and all of the Company's rights under Company Contracts; and (iv) all other assets reflected in the Company's books and records as being owned by the Company. All of said assets are owned by the Company free and clear of any Encumbrances, except liens for current taxes and assessments not delinquent.

            (b) Section 4.6(b) of the Disclosure Schedule identifies all equipment, furniture, fixtures, improvements and other tangible and intangible assets owned by or leased to the Company with a value greater than $10,000, and sets forth the original cost and book value of each of said assets.

            (c) To the Knowledge of the Company, each asset identified in
Section 4.6(b) of the Disclosure Schedule (i) is free of defects and deficiencies and in good condition and repair, consistent with its age and intended use (ordinary wear and tear excepted); (ii) complies in all respects, and is being operated and otherwise used in full compliance, with all applicable Legal Requirements; and (iii) is adequate for the uses to which it is being put.

            (d) The Company does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Section 4.6(d) of the Disclosure Schedule (the "Leased Premises").
Section 4.6(d) of the Disclosure Schedule provides an accurate and complete description of the premises covered by said leases and the facilities located on such premises. The Company enjoys peaceful and undisturbed possession of such premises. The Company has delivered to Acquiror or its counsel complete copies of all such leases. The Company holds a valid leasehold interest in such leases, in each case free and clear of all title defects, Encumbrances and restrictions of any kind, except: (i) mechanics', carriers', workers' and other similar liens arising in the Ordinary Course of Business, (ii) liens for current taxes not yet due and payable, or (iii) such Encumbrances and restrictions that do not and would not reasonably be expected to be material to the Company.

            (e) Section 4.6(e) of the Disclosure Schedule identifies all personal property assets that are being leased or licensed to the Company.

            (f) All leases pursuant to which the Company leases real or personal property are valid and effective in accordance with their respective terms and, to the Company's Knowledge, there exists no default thereunder or occurrence or condition which could result in a default thereunder or termination thereof.

            (g) The Company's Leased Premises are in a condition adequate for the conduct of the business in the Ordinary Course of Business, and the Company owns, or has a valid leasehold interest in or license to, all assets, not including those assets covered by or described in Section 4.10, necessary for the conduct of its business as presently conducted.

            (h) The inventories of the Company reflected in the Unaudited Interim Balance Sheet consist of items that are useable or salable in the Ordinary Course of Business and do not include below-standard quality, damaged, defective or obsolete items the value of which has not been fully written down or with respect to which adequate reserves have not been provided, adjusted for operations and transactions through the Effective Time in accordance with the past custom and practice of the Company. Section 4.6(h) of the Disclosure Schedule discloses the addresses of all warehouses or other facilities and customers, if any, in which or with whom any material amounts of the inventories of the Company are located.

        4.7 Bank Accounts. Section 4.7 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution:

            (a) the name and location of the institution at which such account is maintained;

            (b) the name in which such account is maintained and the account number of such account;

            (c) a description of such account and the purpose for which such account is used;

            (d) the current balance in such account;

            (e) the rate of interest being earned on the funds in such account; and

            (f) the names of all individuals authorized to draw on or make withdrawals from such account.

There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Company.

        4.8 Receivables; Major Customers.

            (a) Section 4.8 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts and notes receivable and a list of all other receivables of the Company as of March 31, 2000.

            (b) All existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since such date and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the Ordinary Course of Business; and (ii) are current and in the aggregate, will be collected in full (without any counterclaim or setoff), net of reserves, on or before the later of 90 days from the date of invoice or 60 days from the date hereof.

            (c) Section 4.8(c) of the Disclosure Schedule accurately identifies, and provides an accurate and complete list of the revenues received from, each customer or other Person that accounted for more than $10,000 of the gross revenues of the Company during fiscal year 1999. The Company has not received any notice or other communication (in writing or otherwise), or received any other information, indicating that any customer or other Person identified in
Section 4.8(c) of the Disclosure Schedule may cease dealing with the Company or may otherwise reduce the volume of business transacted by such Person with the Company below historical levels.

            (d) The Company has provided to Acquiror or its counsel a copy, if any, of the Company's standard form of customer contract for each product or service it offers to customers, and all the Company's customer relationships are governed by such standard contracts. The Company has no oral contracts or agreements to deliver products or provide services.

        4.9 Accounts Payable; Major Suppliers.

            (a) Section 4.9 of the Disclosure Schedule (i) provides an accurate and complete breakdown and aging of the Company's accounts payable as of March 31, 2000; (ii) provides an accurate and complete breakdown of all customer deposits and other deposits held by the Company as of March 31, 2000; and (iii) provides an accurate and complete breakdown of the Company's long term debt as of the date of this Agreement.

            (b) Section 4.9 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of, the amounts paid to each supplier or other Person, that received more than $50,000 from the Company in the fiscal year ended December 31, 1999 or the period from January 1, 2000 to April 15, 2000, other than amounts paid to employees or consultants and described in Section 4.15(a) or (b) of the Disclosure Schedule.

        4.10 Proprietary Assets.

            (a) Schedule 4.10 of the Disclosure Schedule sets forth each of the following Proprietary Assets owned by or licensed to the Company or otherwise used in connection with the Company's business: all United States and foreign
(i) patent and patent applications; (ii) registered trademarks and trademark applications; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; and (v) any other such Proprietary Asset that is the subject of an application to, or certificate or registration issued by, any state, government or other public legal authority.

            (b) All material designs, drawings, specifications, schematics, designs, source code, object code, scripts, documentation, flow charts, diagrams, data lists, databases, compilations and information incorporating, embodying or reflecting any of the Proprietary Assets of the Company at any stage of their development were written, developed and created solely and exclusively by employees of the Company without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to the Company by means of valid and enforceable consultant confidentiality and invention assignment agreements, copies of which have been made available to Acquiror or its counsel. The Company has taken reasonable measures and precautions necessary to protect the confidentiality and value of each Proprietary Asset that is owned by or licensed to the Company or that is otherwise used in connection with the Company's business.

            (c) The Company has not granted any third party any right to manufacture, reproduce, license, use, distribute, market or exploit any of its Proprietary Assets or any adaptations, translations, or derivative works based on the Proprietary Assets or any portion thereof. No Proprietary Asset is a "derivative work" of any original work currently owned by a third party as the term "derivative work" is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

            (d) All current and former employees and consultants of the Company have executed a Proprietary Information and Inventions Agreement substantially in the form attached as Exhibit D. Such agreements constitute valid and binding obligations of the Company and such person, enforceable in accordance with their respective terms. To the Knowledge of the Company, no such employee or consultant is in violation thereof. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any Company employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information identified in Schedule 4.10(c) of the Disclosure Schedule, which have been assigned to the Company.

            (e) None of the Proprietary Assets owned or used by the Company violate or infringe or, if used in the Company's business as currently proposed to be conducted, would violate or infringe, any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others. The Company is not infringing and has not at any time infringed or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of any Proprietary Asset owned or used by any other Person. To the Company's Knowledge, no Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by Company. The Company has not entered into any agreement to indemnify any other Person against any charge of infringement, misappropriation or other conflict with respect to any Proprietary Asset.

            (f) There are no royalties, honoraria, fees or other payments payable by the Company to any person by reason of the ownership, use, license, sale or disposition of any Proprietary Asset of the Company.

            (g) The Proprietary Assets owned by or licensed to the Company include all Proprietary Assets necessary to conduct the Company's business to the same extent and in the same manner as currently conducted and currently anticipated by the Company to be conducted. Such ownership or right to use, and to license others to use, are free and clear of, and without liability under, all claims and right of third parties (other than the licensor).

            (h) All proprietary software developed by the Company and currently sold, licensed or otherwise used by the Company in its business is free from significant programming errors, operates in substantial conformity with its user documentation and other descriptions and standards applicable thereto provided by the Company, and does not contain any virus, timer, clock, counter, or other limiting design, instruction or routine, that would, without the user's knowledge and consent, erase data or programming code or cause such software to become inoperable or otherwise incapable of being used in the full manner for which it was designed and created.

        4.11 Contracts.

            (a) Section 4.11 of the Disclosure Schedule lists each of the following Company Contracts:

                (i) any Company Contract or series of related Company Contracts requiring in the aggregate payments after the date hereof by or to the Company of more than $50,000;

                (ii) any Company Contract with or for the benefit of any current or former officer, director, stockholder, employee or consultant of the Company;

                (iii) any Company Contract with any labor union or association representing any employee of the Company;

                (iv) any Company Contract for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause or that obligate the Company to purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

                (v) any Company Contract for sale of any of the assets or properties, other than its securities, of the Company other than in the Ordinary Course of Business or for the grant to any Person of any options, rights of first refusal, or preferential or similar rights to purchase any such assets or properties;

                (vi) any agreement of surety, guarantee or indemnification, other than agreements in the Ordinary Course of Business with respect to obligations in an aggregate amount not in excess of $10,000;

                (vii) any Company Contract containing covenants of the Company not to compete in any line of business, in any geographic area or with any Person or covenants of any other Person not to compete with the Company or in any line of business of the Company;

                (viii) any Company Contract granting or restricting the right of the Company to use any Proprietary Assets;

                (ix) any Company Contract with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

                (x) any Company Contract with any holder of securities of the Company as such (including, without limitation, any Company Contract containing an obligation to register any of such securities under any federal or state securities laws);

                (xi) any Company Contract obligating the Company to deliver services or product enhancements or containing a "most favored nation" pricing clause;

                (xii) any Company Contract relating to the acquisition by the Company of any operating business or the capital stock of any other person;

                (xiii) any Company Contract requiring the payment to any Person of a brokerage or sales commission or a finder's or referral fee (other than arrangements to pay commission or fees to employees in the Ordinary Course of Business);

                (xiv) any Company Contract or note relating to or evidencing outstanding indebtedness for borrowed money;

                (xv) any lease, sublease or other Company Contract under which the Company is lessor or lessee of any real property or equipment or other tangible property with respect to obligations in excess of $50,000; and

                (xvi) any other material Company Contract whether or not made in the ordinary course of business.

                (xvii) Each Company Contract is valid and in full force and effect, and is enforceable by the Company in accordance with its material terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

            (b) Each Company Contract is valid and in full force and effect, and is enforceable by the Company in accordance with its material terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

            (c) Neither the Company nor any party to a Company Contract is in default under any Company Contract. No event has occurred, and no circumstance or condition exists, that likely would (with or without notice or lapse of time)
(A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy or hinder any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract. The Company has not waived any of its rights under any Company Contract, except in the Ordinary Course of Business.

            (d) To the Company's Knowledge, each Person against which the Company has or may acquire any rights under any Company Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities to the Company.

            (e) (i) The Company has never guaranteed or otherwise agreed to cause, insure or become liable for, and has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person except in the Ordinary Course of Business; and (ii) the Company has never been a party to or bound by (A) any joint venture agreement, partnership agreement, profit sharing agreement, cost sharing agreement, loss sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest.

            (f) To the Knowledge of the Company, the performance of the Company Contracts will not result in any violation of or failure to comply with any Legal Requirement.

            (g) No Person is materially renegotiating, nor has the contractual right to materially renegotiate, any amount paid or payable to the Company under any Company Contract or any other material term or provision of any Company Contract.

            (h) Schedule 4.11(h) of the Disclosure Schedule identifies and provides an accurate and brief description of each proposed Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by the Company that would commit the Company to deliver goods or provide services with a value in excess of $100,000 and is outstanding.

            (i) No party to any Company Contract has notified the Company or made a claim to the effect that the Company has failed to perform an obligation thereunder. In addition, to the Knowledge of the Company, there is no plan, intention or indication of any contracting party to any Company Contract to cause the termination, cancellation or modification of such Contract or to reduce or otherwise change its activity thereunder so as to adversely affect the benefits derived or expected to be derived therefrom by the Company.

        4.12 Compliance With Legal Requirements.

            (a) The Company is in compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets, except where the failure to so comply would not have a material adverse effect on the Company.

            (b) To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that likely would (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement.

            (c) The Company has not received at any time any notice or other communication (in writing or otherwise) from any Governmental Body, or any other Person, regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

            (d) To the Knowledge of the Company, no Governmental Body has proposed or is considering any Legal Requirement (other than any Legal Requirement that would be applicable generally to the semiconductor industry) that, if adopted or otherwise put into effect, would specifically affect the Company and (i) may have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, results of operations or prospects or on the ability of the Company to comply with or perform any covenant or obligation under this Agreement or any of the other Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

        4.13 Governmental Authorizations.

            (a) Section 4.13 of the Disclosure Schedule identifies (i) each Governmental Authorization that is held by the Company; and (ii) each other Governmental Authorization that, to the Knowledge of the Company, is held by any of the Company's employees and is used in connection with the Company's business. The Company has delivered or made available to Acquiror or its counsel accurate and complete copies of all of the Governmental Authorizations identified in Section 4.13 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental

Authorization identified or required to be identified in Section 4.13 of the Disclosure Schedule is valid and in full force and effect.

            (b) The Governmental Authorizations identified in Section 4.13 of the Disclosure Schedule constitute all of the Governmental Authorizations necessary (i) to enable the Company to conduct its business in the manner in which its business is currently being conducted and (ii) to permit the Company to own and use its assets in the manner in which they are currently owned and used.

        4.14 Tax Matters.

            (a) Each Tax required to have been paid, or, to the Company's Knowledge, claimed by any Governmental Body to be payable, by the Company (whether pursuant to any Tax Return or otherwise) has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by the Company has been duly withheld and collected, and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

            (b) Section 4.14(b) of the Disclosure Schedule accurately identifies all Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the date hereof ("Company Returns"). All Company Returns (i) have been or will be filed when due or has obtained a valid extension, and (ii) have been, or will be when filed, accurately and completely prepared in material compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the date hereof, and all amounts otherwise payable in connection with the Company Returns on or before the date hereof, have been paid. The Company has delivered to Acquiror or its counsel accurate and complete copies of Company Returns filed by the Company.

            (c) The Company's liability for unpaid Taxes for all periods ending on or before the date of the Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred taxes) reported in the Financial Statements. The Company has established in the Ordinary Course of Business reserves for the payment of all Taxes for the period from the date of the Financial Statements through the date hereof and has disclosed the dollar amount of such reserves to the Acquiror.

            (d) Section 4.14(d) of the Disclosure Schedule accurately identifies each examination or audit of any Company Return that has been conducted by any Governmental Body. The Company has delivered to Acquiror or its counsel accurate and complete copies of all audit reports and similar documents relating to Company Returns. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company. The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662.

            (e) No claim or other Proceeding is pending or to the Company's Knowledge has been threatened against or with respect to Company in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. The Company is in compliance with the terms and conditions of any applicable Tax exemptions, Tax agreements or Tax orders of any Governmental Body to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse affect on such compliance. The Company is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. The Company has not been the "distributing corporation" (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 3-year period ending as of the date of this Agreement. The Company has not participated in an international boycott as defined in Code Section 999. The Company does not have a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country.

            (f) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code.

            (g) All stock options that the Company has treated as incentive stock options under Section 421 of the Code meet the requirements of Section 422 of the Code.

            (h) The Company has no net operating losses or other tax attributes presently subject to limitation under Code Sections 382, 383, or 384.

            (i) The Company is not liable for Taxes incurred by any individual, trust, corporation, partnership or other entity other than Company, either as a transferee or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, state or local law or regulation. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

            (j) The Company is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and has not been a United States real property holding corporation within the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            (k) The Company is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes.

        4.15 Employee and Labor Matters.

            (a) Section 4.15(a) of the Disclosure Schedule accurately sets forth, with respect to each employee of the Company (including any employee of the Company who is on a leave of absence or on layoff status) (i) the name of such employee and the date as of which such employee was originally hired by the Company; (ii) such employee's title; (iii) such employee's annualized compensation as of the date of this Agreement; (iv) all bonuses and other incentive compensation received by such employee since January 1, 1999, and any accrual for such bonuses and incentive compensation; (v) each Current Benefit Plan in which such employee participates or is eligible to participate; and (vi) any Governmental Authorization that is held by such employee and that is used in connection with the Company's business.

            (b) Schedule 4.15(b) of the Disclosure Schedule contains a list of individuals who are currently performing services for the Company and are classified as "consultants" or "independent contractors," and the respective compensation of each such "consultant" or "independent contractor."

            (c) There is no former employee of the Company who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Company or otherwise) relating to such former employee's employment with the Company.

            (d) The Company is not a party to or bound by any employment agreement or any union contract, collective bargaining agreement or similar Contract.

            (e) The employment of each of the Company's employees is terminable by the Company at will. The Company has delivered or made available to Acquiror or its counsel accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements, employment agreements and other materials relating to the employment of the current employees of the Company.

            (f) To the Knowledge of the Company (i) no employee of the Company intends to terminate his or her employment with the Company and the Company does not have a present intention to terminate the employment of any employee; (ii) no employee of the Company has received since March 1, 2000, nor is currently considering, an offer to join a business that likely would be competitive with the Company's business; and (iii) no employee of the Company is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that likely would have an adverse effect on (A) the performance by such employee of any of his or her duties or responsibilities as an employee of the Company, or (B) the Company's business or operations.

            (g) To the Company's Knowledge, the Company is not engaged, and has never been engaged, in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Company or any of its employees. There is not now pending, and to the Knowledge of the Company no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute, nor has any event occurred, nor does any condition or circumstance exist, that likely would directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

            (h) To the Company's Knowledge, each employee of the Company is in compliance with all applicable visa and work permit requirements. No visa or work permit held by an employee of the Company will expire during the six (6) month period beginning at the date of this Agreement.

        4.16 Benefit Plans; ERISA.

            (a) Section 4.16 of the Disclosure Schedule lists (i) all Employee Benefit Plans, (ii) all employment agreements, including, but not limited to, any individual benefit arrangement, policy or practice with respect to any current or former employee or director of the Company or any ERISA Affiliate, and (iii) all other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, whether legally binding or not, which the Company or any ERISA Affiliate maintains, contributes to or has any obligation to or liability for (collectively, the "Plans").

            (b) None of the Plans is a Defined Benefit Plan, and neither the Company nor any ERISA Affiliate has ever sponsored, maintained or contributed to, or ever been obligated to contribute to, a Defined Benefit Plan.

            (c) None of the Plans is a Multiemployer Plan, and neither the Company nor any ERISA Affiliate has ever contributed to, or ever been obligated to contribute to, a Multiemployer Plan.

            (d) The Company does not maintain or contribute to any welfare benefit plan that provides health benefits to an employee after the employee's termination of employment or retirement except as required under Section 4980B of the Code and Sections 601 through 608 of ERISA.

            (e) Each Plan that is an Employee Benefit Plan complies by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to the Plan, including but not limited to ERISA and the Code.

            (f) All reports, forms and other documents required to be filed with any Governmental Body with respect to any Plan (including without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and are accurate.

            (g) Each Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable determination letter issued by the Internal Revenue Service that provides that it so qualifies through the last day of the "TRA 86 Remedial Amendment Period," as such term is defined in Section 3.02 of Revenue Procedure 96-55 issued by the Internal Revenue Service and that its related trust is exempt from taxation under Section 501 of the Code. To the Company's Knowledge, nothing has occurred since the date of the Internal Revenue Service's favorable determination letter that could adversely affect the qualification of such Plan or the tax exempt status of its related trust.

            (h) All contributions for all periods ending prior to the Closing (including periods from the first day of the current plan year to the Closing) have been made prior to the Closing by the Company in accordance with past practice and the recommended contribution in any applicable actuarial report.

            (i) All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for plan years ending on or before the Closing.

            (j) With respect to each Plan:

                (i) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available;

                (ii) no action or claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to the Plan, any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in Section 3(21) of ERISA) of the Plan;

                (iii) neither the Company nor any fiduciary has any Knowledge of any facts which could give rise to any such action or claim; and

                (iv) it provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current, terminated employees or any beneficiary may be amended or terminated by the Company at any time without liability.

            (k) Neither the Company nor any ERISA Affiliate has any liability or is threatened with any liability (whether joint or several) (i) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, or (ii) to a fine under Section 502 of ERISA.

            (l) All of the Plans listed in the Disclosure Schedule, to the extent applicable, are in compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA.

            (m) True, correct and complete copies of all documents creating or evidencing any Plan listed in the Disclosure Schedule have been delivered to Acquiror, and true, correct and complete copies of all reports, forms and other documents required to be filed with any governmental entity (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA) have been delivered to Acquiror. There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by the type of agreements listed in the Disclosure Schedule.

            (n) All expenses and liabilities relating to all of the Plans described in the Disclosure Schedule have been, and will on the Closing be fully and properly accrued on the Company's books and records and disclosed in accordance with generally accepted accounting principles and in Plan financial statements.

        4.17 Environmental Matters. To the Knowledge of the Company, the Company is and has been at all times in compliance in all material respects with all Environmental Laws. The Company has not received any notice or other communication (in writing or otherwise) that alleges that the Company is not in compliance with any Environmental Law. To the Knowledge of the Company, the Company has not generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released, or disposed of any Hazardous Materials (whether lawfully or unlawfully) at any of the Leased Premises occupied or controlled by the Company on or at any time prior to the date hereof other than common household and office products in de minimis quantities. To the Knowledge of the Company: (a) there are not and have not been any releases or threatened releases of any Hazardous Materials in any quantity (other than common household and office products in de minimis quantities) at, on, or from the Leased Premises, (b) there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law, and (c) no former owner or user of the Leased Premises engaged in any type of manufacturing or commercial activity which might be reasonably expected to generate, manufacture, produce, transport, import, use, treat, refine, process, handle, store, discharge, release, or dispose of any Hazardous Materials (whether lawfully or unlawfully) on the Leased Premises.

        4.18 Insurance.

            (a) Section 4.18 of the Disclosure Schedule accurately sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, the Company:

                      (i) the name of the insurance carrier that issued such policy and the policy number of such policy;

                      (ii) whether such policy is a "claims made" or an "occurrences" policy;

                      (iii) a description of the coverage provided by such policy and the material terms and provisions of such policy (including all applicable coverage limits, deductible amounts and co-insurance arrangements); and

                      (iv) the annual premium payable with respect to such policy, and the cash value (if any) of such policy.

        4.19 Related Party Transactions.

            (a) No Related Party has, and no Related Party has at any time since January 1, 1999, had, any material direct or indirect interest of any nature in any asset used in or otherwise relating to the business of the Company;

            (b) no Related Party is, or has at any time since January 1, 1999, has been, indebted to the Company;

            (c) since January 1, 1999, no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving the Company and no such Contract, transaction or business dealing of any nature is necessary to operate the business of the Company as it is currently conducted;

            (d) to the Company's Knowledge, no Related Party is competing, or has at any time since January 1, 1999, competed, directly or indirectly, with the Company in any market served by the Company;

            (e) no Related Party has any claim or right against the Company; and

            (f) to the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that likely would (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Company.

        4.20 Proceedings; Orders.

            (a) To the Knowledge of the Company, there is no pending Proceeding, and no Person has threatened to commence any Proceeding (i) that involves the Company or that otherwise relates to or likely would affect the Company's business or any of the assets owned or used by the Company (whether or not the Company is named as a party thereto); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that likely would directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding which could reasonably have a material adverse effect on the Company.

            (b) No Proceeding has ever been commenced by or against the Company, and no Proceeding otherwise involving or relating to the Company has been pending at any time.

            (c) The Company has delivered to Acquiror or its counsel accurate and complete copies of all pleadings, correspondence and other written materials to which the Company has access that relate to the Proceedings identified in
Section 4.20 of the Disclosure Schedule.

            (d) To the Company's Knowledge, there is no Order to which the Company, or any of the assets owned or used by the Company, is subject.

            (e) To the Knowledge of the Company, no officer or employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

            (f) To the Knowledge of the Company, there is no Order that, or proposed Order (other than any proposed Order that would be applicable generally to the semiconductor industry) that, if issued or otherwise put into effect, (i) likely would have an adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of the Company to comply with or perform any covenant or obligation under this Agreement or any of the other Transactional Agreements, or (ii) may have the effect of preventing, delaying, making legal or otherwise interfering with any of the Transactions.

        4.21 Non-Contravention; Consents. Neither the execution and delivery of this Agreement or the other Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's Certificate of Incorporation or bylaws, or (ii) any resolution adopted by the Company's stockholders, the Company's board of directors or any committee of the Company's board of directors, if any;

            (b) to the Knowledge of the Company, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, is subject;

            (c) cause the Company to become subject to, or to become liable for the payment of, any Tax;

            (d) cause any of the material assets owned or used by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

            (e) to the Knowledge of the Company, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or any of its employees or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

            (f) contravene, conflict with or result in a violation or breach of, or result in a default under, any material provision of any of the Company Contracts;

            (g) give any Person the right to (i) declare a default or exercise any remedy under any Company Contract, (ii) accelerate the maturity or performance of any Company Contract, or (iii) cancel, terminate or modify any Company Contract;

            (h) give any Person the right to any payment by the Company or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of the Company in favor of any

Person, in any such case as a result of the change in control of the Company or otherwise resulting from the Transactions; or

            (i) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company.

Except as set forth in Section 4.21 of the Disclosure Schedule, and as otherwise contemplated by this Agreement, the Company will not be required to make any filing with or give any notice to, or obtain any Consent from, other than the Company's stockholders, any Person in connection with the execution and delivery of this Agreement and the other Transactional Agreements or the consummation or performance of any of the Transactions. As of the date hereof, all such filings, notices and Consents have been duly made, given or obtained and are in full force and effect, other than those which by their nature are required to be made, given or obtained after the execution of this Agreement, all of which shall be made, given or obtained within the time required therefor.

        4.22 Brokers. The Company has not agreed or become obligated to pay, or taken any action that likely would result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

        4.23 Tax Treatment. Neither the Company nor any of its affiliates has taken any action or knows of any fact, agreement, plan or other circumstance that could pose a material risk to the status of the Merger as a reorganization under the provisions of Section 368(a) of the Code.

        4.24 Full Disclosure.

            (a) Neither this Agreement (including all Schedules and Exhibits hereto), nor any of the Transactional Agreements, contains any untrue statement of material fact or omits to state any fact necessary to make any of the representations, warranties or statements contained therein on behalf of the Company or any of the Stockholders not misleading.

            (b) As of the date of this Agreement, the Company has provided Acquiror and Acquiror's Representatives with full and complete access to all of the Company's records and other documents and data requested by them.

            (c) There is no fact within the Knowledge of Company (other than publicly known facts relating exclusively to political or economic matters of general applicability or related to the semiconductor industry) that (i) may have a material adverse effect on the Company's business, condition, assets, liabilities, operation, financial performance, net income (in or any aspect or portion thereof) or on the ability of the Company to comply with or perform any covenant or obligation under this Agreement or any of the other Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

            (d) All of the information set forth in the Disclosure Schedule, and all other information regarding the Company and its business, condition, assets, liabilities, operation, financial performance, net income that has been furnished to Acquiror or any of its Representatives by or on behalf of Company or any of the Company's Representatives, is accurate and complete in all material respects.

        4.25 Powers of Attorney. The Company has not given a power of attorney to any Person.

        4.26 Voting Arrangements. There are no outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings relating to the voting of any shares of the capital stock of the Company.

                                    ARTICLE 5
            REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

        Acquiror and Merger Sub represent and warrant to the Company as follows:

        5.1 Due Organization; Good Standing; Authority; Binding Nature of Agreements.

            (a) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to enter into and perform its obligations under the Transactional Agreements to which it is a party. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to enter into and perform its obligations under the Transactional Agreements to which it is a party. Acquiror has all necessary corporate power and authority to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted. Neither Acquiror nor Merger Sub are in violation of any provision of their respective Certificates of Incorporation.

            (b) The execution, delivery and performance of each of the Transactional Agreements to which it is a party have been duly authorized by all necessary action on the part of each of Acquiror and Merger Sub and their respective boards of directors and the sole stockholder of Merger Sub. The approval of the stockholders of the Acquiror is not required for the issuance of the Acquiror Common Stock in the Merger.

            (c) Each of the Transactional Agreements to which it is a party constitutes the legal, valid and binding obligation of Acquiror and Merger Sub, enforceable against Acquiror and Merger Sub in accordance with its terms.

        5.2 Capitalization; Ownership of Stock. As of March 31, 2000:

            (a) The authorized capital stock of the Acquiror consists of Thirty Million (30,000,0000) shares of Common Stock, $0.001 par value per share. The outstanding capital of the Acquiror consists of (i) Twenty One Million Nine Hundred Eighty Six Thousand Two Hundred Sixty One (21,986,261) shares of Common Stock and (ii) options to purchase One Million Eight Hundred Ninety Three Thousand Three Hundred Sixty Seven (1,893,367) shares of Common Stock.

        5.3 Brokers. The Acquiror has not agreed or become obligated to pay, or taken any action that likely would result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

        5.4 Non-Contravention; Consents. Neither the execution and delivery of this Agreement or the Transactional Agreements to which Acquiror or Merger Sub, as the case may be, is a party, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time) contravene, conflict with or result in a violation of (i) any of the provisions of Acquiror's or Merger Sub's respective certificate of incorporation or bylaws, (ii) any resolution adopted by Acquiror's or Merger Sub's stockholders, Acquiror's or Merger Sub's board of directors or any committee of Acquiror's or Merger Sub's board of directors, or (iii) any Legal Requirement applicable to Acquiror or Merger Sub or their respective Assets or Properties. With the exception of the filing of the

Certificate of Merger in the State of Delaware and any necessary filings pursuant to federal and state securities laws or the rules of other regulatory bodies, Acquiror and Merger Sub will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Transactions.

        5.5 Tax Treatment. Neither Acquiror nor any of its affiliates has taken any action or knows of any fact, agreement, plan or other circumstance that could pose a material risk to the status of the Merger as a reorganization under the provisions of Section 368(a) of the Code.

        5.6 SEC Documents. Since January 1, 2000, Acquiror has filed all reports required to be filed by it with the SEC pursuant to the Securities Act and the Exchange Act (all such reports filed since January 1, 2000 and amendments thereto, collectively, the "Acquiror SEC Reports"). To the Acquiror's Knowledge, none of the Acquiror SEC Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, such Acquiror SEC Reports and all Acquiror SEC Reports filed after the date hereof but before the Closing complied with or will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, as the case may be. Each of the financial statements (including the related notes) included in the Acquiror SEC Reports fairly presents the consolidated financial position of Acquiror and its subsidiaries as of the date thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in cash flows of Acquiror and its subsidiaries for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to (i) normal year end adjustments which would not in the aggregate be material in amount or effect and
(ii) the permitted exclusion of all footnotes that would otherwise be required by GAAP. Except as reflected or reserved against in the Acquiror's financial statements, Acquiror has no material liabilities, except for liabilities and obligations (i) incurred in the ordinary course of business since the date of the most recent financial statements of the Acquiror or (ii) that would not be required to be reflected or reserved against in the balance sheet of Acquiror prepared in accordance with GAAP. Acquiror has filed all Acquiror SEC Reports required to be filed by it under the Exchange Act and the Securities Act in a timely manner.

        5.7 Ownership of Merger Sub; No Prior Activities. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

                                    ARTICLE 6
                   CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME

        6.1 Conduct of Business of the Company. During the period commencing on the date hereof and continuing until the Effective Time, the Company agrees that the Company, except as otherwise expressly contemplated by this Agreement or agreed to in writing by the Acquiror:

            (a) will carry on its business only in the ordinary course and consistent with past practice;

            (b) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

            (c) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock except from employees;

            (d) will not amend its Certificate of Incorporation or By-Laws;

            (e) will not issue, or agree to issue, any shares of its capital stock, or any options, warrants or other rights to acquire shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock;

            (f) will not combine, split or otherwise reclassify any shares of its capital stock;

            (g) will not form a subsidiary;

            (h) will use its commercially reasonable best efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Time;

            (i) will not (i) make any capital expenditures individually in excess of $5,000 or in the aggregate in excess of $25,000, (ii) enter into any license, distribution, OEM, reseller, joint venture or other similar agreement,
(iii) enter into or terminate any lease of, or purchase or sell, any real property, (iv) enter into any leases of personal property involving individually in excess of $5,000 annually or in the aggregate in excess of $25,000 annually,
(v) incur or guarantee any additional indebtedness for borrowed money except for that certain Multiple Advance Transaction Note executed by the Company in favor of the Acquiror and the Security Agreement by and between the Acquiror and the Company (the "Acquiror's Loan"), (vi) create or permit to become effective any security interest, mortgage, lien, charge or other encumbrance on its properties or assets except for the Acquiror's Loan, or (vii) enter into any agreement to do any of the foregoing;

            (j) other than the grant of options to purchase Two Million Four Hundred Thirty Eight Thousand One Hundred Eighty Eight (2,438,188) shares of Common Stock, will not adopt or amend any Employee Benefit Plan for the benefit of its employees, or increase the salary or other compensation (including, without limitation, bonuses or severance compensation) payable or to become payable to its employees or accelerate, amend or change the period of exercisability or the vesting schedule of options granted under any stock option plan or agreements except as specifically required by the terms of such plans or agreements, or enter into any agreement to do any of the foregoing;

            (k) will not accelerate receivables or delay payables;

            (l) will promptly advise the Acquiror of the commencement of, or threat of (to the extent that such threat comes to the knowledge of the Company) any claim, action, suit, proceeding or investigation against, relating to or involving the Company or any of its directors, officers, employees, agents or consultants in connection with their businesses or the transactions contemplated hereby that could reasonably be expected to have a material adverse effect;

            (m) will use its commercially reasonable efforts to maintain in full force and effect all insurance policies maintained by the Company on the date hereof;

            (n) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of the Company, or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets in excess of $5,000 in the aggregate; and

            (o) will not change the Company's method of accounting and will not make any Tax elections that would adversely affect Acquiror or its subsidiaries without the consent of Acquiror.

        6.2 Other Negotiations. Neither the Company nor any of the Stockholders will (nor will they permit any of their respective officers, directors, employees, agents, partners and affiliates on their behalf to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Acquiror) regarding any acquisition of the Company, any merger or consolidation with or involving the Company, or any acquisition of any material portion of the stock or assets of the Company, or any equity or debt financing of the Company or any material license of Proprietary Assets (any of the foregoing being referred to in this Agreement as an "Acquisition Transaction") or enter into an agreement concerning any Acquisition Transaction with any party other than Acquiror. If between the date of this Agreement and the termination of this Agreement pursuant to Article 10, the Company receives from a third party any offer to negotiate or consummate an Acquisition Transaction, the Company shall (i) notify Acquiror immediately (orally and in writing) of such offer, including the identity of such party and the terms of any proposal therein, and (ii) notify such third party of the Company's obligations under this Agreement.

                                    ARTICLE 7
                       ADDITIONAL AGREEMENTS AND ACQUIROR

        7.1 Access to Properties and Records. The Company and the Acquiror will provide each other and their respective accountants, counsel and other authorized advisors, with reasonable access, during business hours, to their premises and properties and their books and records (including, without limitation, contracts, leases, insurance policies, litigation files, minute books, accounts, working papers and tax returns filed and in preparation) and will cause its officers to furnish to each other and their respective authorized advisors such additional financial, tax and operating data and other information pertaining to their respective businesses as the Company or the Acquiror, as the case may be, shall from time to time reasonably request. All of such data and information shall be kept confidential by Acquiror and the Company unless and until the Merger is consummated.

        7.2 Transfer of Shares. The Stockholders agree that they (i) shall not dispose of or in any way encumber their shares prior to the consummation of the transactions contemplated hereby, (ii) shall use their best efforts to cause, and take no action inconsistent with, the approval and consummation of said transactions and (iii) as soon as practicable after the Closing shall surrender the stock certificates representing all shares of Company Stock owned by them, duly endorsed for transfer.

        7.3 Section 16. Assuming that the Company delivers to Acquiror the
Section 16 Information (as defined below) in a timely fashion, the Board of Directors of the Acquiror, or a committee of two or more "non-employee directors" thereof (as such item is defined for purposes of Rule 16b-3 under the Exchange Act), shall adopt resolutions prior to the consummation of the Merger, providing that the receipt by the Company Insiders (as defined below) of Acquiror Common Stock in exchange for Company Common Stock, and of options and warrants for Acquiror Common Stock upon conversion of outstanding options and warrants of the Company, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. Such resolutions shall comply with the approval conditions of Rule 16b-3 under the Exchange Act for purposes of such Section 16(b) exemption, including, but not limited to, specifying the name of the Company Insiders, the number of equity securities to be acquired or disposed of for each such person, the material terms of any derivative securities, and that the approval is intended to make the receipt of such securities exempt pursuant to Rule 16b-3(d). "Section 16 Information" shall mean information accurate in all respects regarding the Company Insiders, the number of Company Common Stock (or options or warrants therefor, the "Options") held by each such Company Insider and expected to be exchanged for Company Common Stock in the Merger, and the number and description of the Options held by each such Company Insider and expected to be converted into options for Acquiror Common Stock in connection with the Merger. "Company Insiders" shall mean those officers, directors and 10% stockholders of the Company who will be subject to the reporting requirements of Section 16(b) of the Exchange Act with respect to the Acquiror and who are listed in the Section 16 Information.

        7.4 Reasonable Efforts; etc. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use his/its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any governmental or regulatory authority, agency or body which are necessary in connection with the transactions contemplated by this Agreement.

        7.5 Obligations of the Company. From and after the Effective Time, Acquiror will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers existing prior to the date hereof (copies of which have been provided to Acquiror).

            (a) Acquiror shall (i) assume, as of the Effective Time, and shall perform, for a period of three (3) years from and after the Effective Time, all obligations of the Company under Article VI of the Company Restated Certificate, as amended, and (ii) shall pay all amounts that become due and payable under such provision (or would become due under such provision if such provision had remained in force during such three-year period).

            (b) This Section 7.5 shall survive the consummation of the Merger, is intended to benefit the Company, the Surviving Company and each indemnified party, shall be binding, jointly and severally, on all successors and assigns of the Surviving Corporation and Acquiror, and shall be enforceable by the indemnified persons.

        7.6 Control of Operations. Nothing contained in this Agreement shall give Acquiror, directly or indirectly, the right to convert or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

        7.7 Employee Offers. The Company hereby consents to the Acquiror (or an affiliate designated by the Acquiror) extending offers of employment to the employees listed on Schedule 7.7 (the "Key Employees"), such offers to be contingent upon the Closing. The Company will use its best reasonable efforts to retain the Key Employees as employees through the Closing Date and assist Acquiror in securing the employment, commencing on the Closing Date, of the Key Employees. The Company hereby waives, with respect to the employment by Acquiror, any claims or rights the Company may have against the Acquiror with respect to such offer of employment.

        7.8 Registration Statement on Form S-8. Acquiror shall file a registration statement on Form S-8 for the shares of Acquiror Common Stock issuable with respect to assumed Company Options to the extent the shares of Acquiror Common Stock issuable upon exercise of such Company Options qualify for registration on Form S-8 as soon as practicable following the Effective Time.

        7.9 Registration Statement on Form S-3. Subject to a Shelf Registration Agreement (as defined below), Acquiror will, no later than the later of (i) forty-five (45) days following the Closing or (ii) ten (10) days after Acquiror's next quarterly filing following the Closing, file a registration statement with the SEC for the resale of shares of Common Stock (the "Registrable Securities") held by the individuals listed on Schedule 7.9 (the "Registrable Holders"); and Acquiror will use its best efforts to cause such registration statement to be declared effective on or before thirty (30) days following the filing or as soon thereafter as is practicable. Acquiror will use its best efforts to maintain the effectiveness of such registration statement (or any appropriate replacement registration statement) until the earlier of the date on which all of the Registrable Securities are sold and ninety (90) days following the effective date of the Shelf Registration. This filing is subject to a Shelf Registration Agreement in substantially the form set forth in Exhibit E that Acquiror will enter into with the Registrable Holders; provided, however, that only Registrable Holders who enter into and comply with the Shelf Registration Agreement (and their permitted transferees under such agreement) will be entitled to sell shares of Acquiror Common Stock under such registration statement.

        7.10 Voting Agreement; Proxies. The Company shall use its best efforts, on behalf of Acquiror, and pursuant to the request of Acquiror, to cause certain stockholders of the Company who collectively hold more than eighty-five percent (85%) of the outstanding Company Stock to execute and deliver to Acquiror a Voting Agreement substantially in the form of Exhibit F concurrently with the execution of this Agreement and in any event prior to the time that the Information Statement is mailed to the stockholders of the Company.

        7.11 Stock Options and Warrants.

            (a) As of the Effective Time, any Company Stock Options or warrants exercisable for Company Stock, which are outstanding as of the date hereof and have not expired as of the Effective Time, shall be assumed by Acquiror and converted into options or warrants, as the case may be, such that each Company Stock Option shall be converted into an option to purchase such shares of Acquiror Stock as the holder thereof would have received in the Merger had such option been exercised prior to the Effective Time, at an aggregate purchase price equal to the aggregate purchase price applicable prior to such conversion; provided, however, that in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with
Section 424(a) of the Code to the effect that the number of shares shall be rounded down to the nearest whole share and the exercise price shall be rounded up to the nearest cent. Except as provided above, the converted stock options or warrants, as the case may be, shall be subject to the same terms and conditions (including, without limitation, expiration date, vesting, acceleration and exercise provisions) as were applicable to the Company Stock Options or warrants, as the case may be, immediately prior to the Effective Time. It is the intention of the parties that the options so assumed by Acquiror qualify at the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within ten (10) business days after the Effective Time, Acquiror will issue to each person who immediately prior to the Effective Time was a holder of an outstanding option under the Company Stock Option Plan a document in form and substance satisfactory to the Company evidencing the foregoing assumption of such option by Acquiror.

            (b) No such option or warrant shall be converted into a stock option or warrant to purchase a partial share of Acquiror Stock.

            (c) The consummation of the Merger shall not be treated as a termination of employment for purposes of such stock options or warrants.

            (d) Acquiror shall reserve a number of shares of Acquiror Stock sufficient to cover the issuance of Acquiror Stock pursuant to the exercise of Company Stock Options or warrants assumed pursuant to this Section 7.11.

        7.12 Certain Employee Benefit Matters. Each employee of the Company at the Effective Time will be provided with employee benefits by the Surviving Corporation or Acquiror which in the aggregate are no less favorable to such employee than those provided from time to time by Acquiror to similarly situated employees. From and after the Effective Time, Acquiror shall grant Company employees as of the Effective Time credit for all service (to the same extent as service with Acquiror is taken into account with respect to similarly situated employees of Acquiror) with the Company prior to the Effective Time for (i) eligibility and vesting purposes and (ii) for purposes of vacation accrual after the Effective Time as if such service with the Company was service with Acquiror. Acquiror and the Company agree that where applicable with respect to any medical or dental benefit plan of Acquiror, Acquiror shall provide that any covered expenses incurred on or before the Effective Time by a Company employee or a Company employee's covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of Acquiror.

        7.13 Expenses. All costs and expenses incurred in connection with the Transactional Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, provided that the amount by which the aggregate legal, accounting and investment banking fees, if any, incurred by the Company exceeds One Hundred Thousand Dollars ($100,000) shall be assumed and paid by the Stockholders.

        7.14 Public Announcements. Each of the Company and Acquiror acknowledges the importance of appropriate disclosures in positioning the relationship between the two companies to the investment community, the press, customers and others. Each of the Company and Acquiror agree to make no press releases or other public announcements regarding this Agreement without the other party's consent, except to the extent required by applicable law.

        7.15 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Acquiror and the Company (or of the Surviving Corporation on behalf of the Company) shall take all such necessary action.

                                   ARTICLE 8
                    CONDITIONS TO CONSUMMATION OF THE MERGER

        8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to consummate the Merger and to take the other actions required to be taken by it at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by both the Company and Acquiror, in whole or in part):

            (a) All necessary approvals under federal and state securities laws and other authorizations relating to the issuance of the Acquiror Stock to be issued to Company stockholders in connection with the Merger shall have been received.

            (b) This Agreement, the Merger and the other actions contemplated hereby shall have been approved by the requisite vote of the stockholders of the Company under applicable law.

            (c) The Company and Acquiror shall have delivered to each other a certificate regarding the calculation of the Exchange Ratio and the number of share of Acquiror Stock to be received by each holder of Company Stock.

            (d) Acquiror's Board of Directors shall have received the written opinion of Alliant Partners, financial advisor to Acquiror, dated the date of this Agreement, to the effect that the Exchange Ratio is fair to the Acquiror from a financial point of view.

        8.2 Additional Conditions to Acquiror's and Merger Sub's Obligation to Consummate the Merger. Acquiror's and Merger Sub's obligations to consummate the Merger and to take the other actions required to be taken by Acquiror and Merger Sub at the Closing is subject to the satisfaction of each of the following conditions (any of which may be waived by Acquiror, in whole or in part):

            (a) Acquiror's Board of Directors shall have ratified or approved the execution of this Agreement and the other Transactional Agreements by Acquiror and shall have approved the consummation of the Transactions.

            (b) In addition to the documents required to be received under this
Section 8.2, Acquiror shall also have received the following documents:

               (i) the opinion letter from Brobeck, Phleger & Harrison, counsel to the Company, dated the date hereof, in the form attached as Exhibit G;

               (ii) a certificate, duly executed by the Company, certifying that (A) each of the representations and warranties made by the Company and the Stockholders in this Agreement is accurate in all respects as of the date hereof and (except for any such representations and warranties which are made as of and relate solely to a particular date) as of the Closing Date with the same force and effect as though made on and as of the Closing Date, (B) each of the covenants and obligations that the Company are required to have complied with or performed pursuant to this Agreement or any of the other Transactional Agreements at or prior to the Closing has been duly complied with and performed in all respects, and (C) each of the conditions set forth in
                      Section 8.2 has been satisfied in all respects;

               (iii) such other documents as Acquiror may reasonably request in good faith for the purpose of otherwise facilitating the consummation or performance of any of the Transactions;

               (iv) copies of resolutions of the Company, certified by the Secretary of the Company, authorizing the execution, delivery and performance of the Transactional Agreements and the Transactions, and copies of resolutions of the meeting of stockholders of the Company (or written consent in lieu thereof), certified by the Secretary of the Company, authorizing the execution, delivery and performance of the Transactional Agreements and the Transactions; and

               (v) executed amendments to the option agreement of Jamshid Basiji and Jack Regula, and such amendments shall have terms that are consistent with the terms of Schedule 8.2.

            (c) Each Person (other than Acquiror and Merger Sub) shall have executed and delivered all Transactional Agreements to which it is a party.

            (d) The holders of no more than one percent (1%) of the outstanding shares of Company Stock shall have demanded and not lost or withdrawn, or shall be eligible to demand, dissenters' rights.

            (e) The holders of Series C Preferred Stock and Series C-1 Preferred Stock shall have converted their Series C Preferred Stock and Series C-1 Preferred Stock into Company Common Stock as provided in Article IV Section B.5 of the Company's Certificate of Incorporation.

            (f) The New Options shall have been granted pursuant to Section 3.2.

            (g) Acquiror shall have received acceptances from the Key Employees to the employee offers pursuant to Section 7.7.

        8.3 Additional Conditions to the Company's Obligation to Consummate the Merger. The Company's obligation to consummate the Merger and to take the other actions required to be taken by the Company at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

            (a) The Company shall have received the following documents:

               (i) the opinion letter from Morrison & Foerster LLP, counsel to Acquiror and Merger Sub, dated the date hereof, in the form attached as Exhibit H;

               (ii)   a certificate, duly executed by Acquiror, certifying that
                      (A) each of the representations and warranties made by Acquiror in this Agreement is accurate in all respects as of the date hereof and (except for any such representations and warranties which are made as of and relate solely to a particular date) as of the Closing Date with the same force and effect as though made on and as of the Closing Date, (B) each of the covenants and obligations that Acquiror is required to have complied with or performed pursuant to this Agreement or any of the other Transactional Agreements at or prior to the Closing has been duly complied with and performed in all respects, and (C) each of the conditions set forth in Section 8.3 has been satisfied in all respects; and

               (iii) such other documents as the Company may reasonably request in good faith for the purpose of otherwise facilitating the consummation or performance of any of the Transactions.

        (b) Subject to the terms and conditions of this Agreement, each of Acquiror and Merger Sub shall have executed and delivered all Transactional Agreements to which it is a party.

                                   ARTICLE 9
                           ESCROW AND INDEMNIFICATION

        9.1 Indemnification.

            (a) By the Company. From and after the Effective Time and subject to the limitations contained in Sections 9.2 and 9.3, the Stockholders will, severally and pro rata, in accordance with and in no event more than their Pro Rata Portion, indemnify and hold Acquiror harmless against any loss, expense, liability or other damage, including reasonable attorneys' fees and expenses to be paid by the Stockholders pursuant to Section 7.13, to the extent of the amount of such loss, expense, liability or other damage (collectively, "Damages") that Acquiror has incurred by reason of the breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement that occurs during the Escrow Period. Such indemnification shall be Acquiror's sole and exclusive remedy for any such breach of this Agreement by the Company, provided, however, that nothing in this Agreement shall be construed as limiting the several liability of any Stockholder for any Damages relating to such Stockholder's willful misconduct in connection with the representations and warranties set forth herein and the transactions contemplated under this Agreement or fraud.

            (b) By Acquiror. From and after the Effective Time and subject to the limitations contained in Section 9.2, Acquiror will indemnify and hold the Stockholders harmless against any Damage that the Stockholders have incurred by reason of the breach by Acquiror or Merger Sub of any representation, warranty, covenant or agreement of Acquiror or Merger Sub contained in this Agreement that occurs during the Escrow Period. A release of Escrow Shares in the amount of such Damages (and corresponding offset against any Damages otherwise assertable by Acquiror against Escrow Shares) shall be the Stockholders' sole and exclusive remedy for any such breach by Acquiror or Merger Sub, provided, however, that nothing in this Agreement shall be construed as limiting the liability of the Acquiror for any Damages relating to Acquiror's willful misconduct in connection with the representations and warranties set forth herein and the transactions contemplated under this Agreement or fraud.

        9.2 Escrow Fund. As security for the indemnities in Section 9.1, the Escrow Shares shall be deposited with the Escrow Agent within ten (10) days of the Closing, such deposit to be governed by the terms set forth in this Article 9 and in the Escrow Agreement. Notwithstanding the foregoing, the indemnification obligations of each of Acquiror, Merger Sub and the Stockholders pursuant to this Article 9 shall be limited to the pro rata amount of the assets deposited and present in the Escrow Fund and the sole recourse of Acquiror, Merger Sub and the Stockholders shall be to make claims against the Escrow Fund in accordance with the terms of the Escrow Agreement or to make claims for the reduction of the Escrow Fund, as the case may be (except for cases involving willful misconduct or fraud or Damages).

        9.3 Damage Threshold.

            (a) Acquiror's Damages. Notwithstanding the foregoing, the Stockholders shall have no liability under Section 9.1 and Acquiror may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or Certificates for an aggregate amount of Damages in excess of $100,000 has been delivered to the Stockholders' Agent and to the Escrow Agent; provided, however, that after an Officer's Certificate or Certificates for an aggregate of $100,000 in Damages has been delivered, Acquiror shall be entitled to receive Escrow Shares equal in value to the full amount of Damages identified in such Officer's Certificate or Certificates.

            (b) Stockholders' Damages. Notwithstanding the foregoing, Acquiror shall have no liability under Section 9.1 and the Escrow Fund shall not be reduced unless and until a Stockholders'

Agent Certificate or Certificates for an aggregate amount of Damages in excess of $100,000 has been delivered to the Acquiror and to the Escrow Agent; provided, however, that after a Stockholders' Agent Certificate or Certificates for an aggregate of $100,000 in Damages has been delivered, the Escrow Fund shall be reduced in the full amount of Damages identified in such Stockholders' Agent Certificate or Certificates.

        9.4 Escrow Periods. The Escrow Fund shall commence on the date hereof and terminate on the first anniversary of the Closing (the "Escrow Period"), provided, however, that the number of Escrow Shares, which, in the reasonable judgment of Acquiror, subject to the objection of the Stockholders' Agent and the subsequent resolution of the matter in the manner provided in Section 9.8, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Stockholders' Agent prior to termination of the Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved, or, if earlier, until released in accordance with Section 9.1 above and 9.5(b) below.

        9.5 Claims Upon Escrow Fund.

            (a) Claims by Acquiror. Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of Acquiror (an "Officer's Certificate"):

               (i) Stating the aggregate amount of Acquiror's Damages or an estimate thereof and that the threshold amount referred to in Section 9.3 has been met, in each case to the extent known or determinable at such time, and

               (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, and

               (iii) The Escrow Agent shall, subject to the provisions of Sections 9.3, 9.7 and 9.8 hereof, deliver to Acquiror out of the Escrow Fund, as promptly as practicable, Escrow Shares having a value equal to such Damages all in accordance with the Escrow Agreement and Section 9.6 below. Amounts paid or distributed from the Escrow Fund shall be paid or distributed pro rata among the Holders (as defined in the Escrow Agreement) based upon their respective percentage interests therein at the time. Notwithstanding anything herein to the contrary, no Escrow Shares shall be distributed to Acquiror until the first anniversary of the Closing and after giving effect to any offsets due pursuant to Section 9.1(b).

            (b) Claims by Stockholders. Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by the Stockholders' Agent (a "Stockholders' Agent Certificate"):

               (i) Stating the aggregate amount of the Stockholders' Damages or an estimate thereof, in each case to the extent known or determinable at such time, and

               (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the amount available in the Escrow Fund shall be reduced by the amount of such Damages, and the Escrow Agent shall release from the Escrow Fund to the Stockholders all or a portion of the Escrow Shares which have a value equal to the amount of such Damages. The amount by which the Escrow Fund is reduced shall be distributed pro rata among the Stockholders based upon their respective percentage interests therein at the time.

        9.6 Valuation. For the purpose of compensating Acquiror or the Stockholders for their respective Damages pursuant to this Agreement, the value per share of the Escrow Shares shall be equal to $30.00. In determining the amount of any indemnity, there shall be taken into account any insurance proceeds or other similar recovery or offset realized, directly or indirectly.

        9.7 Objections to Claims.

            (a) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares pursuant to
Section 9.5 unless the Escrow Agent shall have received written authorization from the Stockholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Escrow Shares in the Escrow Fund in accordance with Section 9.5, provided that no such delivery may be made if the Stockholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such thirty (30) day period.

            (b) At the time of delivery of any Stockholders' Agent Certificate to the Escrow Agent, a duplicate copy of such Stockholders' Agent Certificate shall be delivered to the Acquiror and for a period of thirty (30) days after such delivery, the Escrow Agent shall not deliver any Escrow Shares to Acquiror for any Damages incurred by Acquiror to the extent of the claim set forth in such Stockholders' Agent Certificate and shall not release any Escrow Shares to the Stockholders, unless the Escrow Agent shall have received written authorization from Acquiror to deliver or release the Escrow Shares to the Stockholders. After the expiration of such thirty (30) day period, the Escrow Agent shall deliver such Escrow Shares to Acquiror or Stockholders, as applicable, provided that no delivery or release may be made if Acquiror shall object in a written statement to the claim made in the Stockholders' Agent Certificate, and such statement shall have been delivered to the Escrow Agent and to the Stockholders' Agent prior to the expiration of such thirty (30) day period.

        9.8 Resolution of Conflicts.

            (a) In case the Stockholders' Agent or Acquiror, as applicable shall so object in writing to any claim or claims made in any Acquiror's Officer's Certificate or Stockholders' Agent Certificate, the non-objecting party shall have thirty (30) days to respond in a written statement to the objection. If after such thirty (30) day period there remains a dispute as to any claims, the Stockholders' Agent and Acquiror shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Escrow Fund in accordance with the terms of the memorandum.

            (b) If no such agreement can be reached after good faith negotiation, either Acquiror or the Stockholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three (3) arbitrators. Within fifteen (15) days after such written notice is sent, Acquiror (on the one hand) and the Stockholders' Agent (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate or Stockholders' Agent Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Sections 9.1 through 9.5, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

            (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

        9.9 Stockholders' Agent.

            (a) Jack Regula shall be constituted and appointed as agent (the "Stockholders' Agent") for and on behalf of the Stockholders to give and receive notices and communications, to authorize delivery to Acquiror of the Escrow Shares or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than ten (10) days' prior written notice to Acquiror. No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall receive no compensation for services. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the Stockholders. In the event that any claim, agreement, negotiation, settlement, compromise or demand for arbitration shall relate solely to the Stockholders of a specific class or series of Escrow Shares, then the Stockholders' Agent shall act with respect to such claim, agreement, negotiation, settlement, compromise or demand for arbitration in accordance with the instructions of the Stockholders of a majority of shares of such class or series of Escrow Shares.

            (b) The Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Stockholders shall severally and pro rata, in accordance with their Pro Rata Portion, indemnify the Stockholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of his duties under this Agreement or the Escrow Agreement, provided, that the Stockholders' Agent shall be reimbursed for counsel fees and other out-of-pocket expenses incurred by such Stockholder Agent in connection with the administration of his duties under this Agreement or the Escrow Agreement or the Escrow Agreement from the proceeds of the sale of Escrow Shares by the Stockholder Agent. For such purpose, the Stockholder Agent shall be authorized to direct the Escrow Agent to deliver or cause to be delivered to the Stockholder Agent such number of Escrow Shares the sale of which by the Stockholder Agent in ordinary open-market brokers transactions is sufficient to cover such out-of-pocket costs.

            (c) The Stockholders' Agent shall have reasonable access to information about Company and Acquiror and the reasonable assistance of Company's and Acquiror's officers and employees for purposes of performing its duties and exercising its rights under this Article 9, provided that the Stockholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Company or Acquiror to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

        9.10 Actions of the Stockholders' Agent. A decision, act, consent or instruction of the Stockholders' Agent shall constitute a decision of all of the Stockholders for whom shares of Acquiror Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Stockholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and every such Stockholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agent.

        9.11 Claims. In the event Acquiror becomes aware of a third-party claim which Acquiror believes may result in a demand against the Escrow Fund, Acquiror shall notify the Stockholders' Agent of such claim, and the Stockholders' Agent and the Stockholders for whom shares of Acquiror Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; provided, however, that Acquiror may not effect the settlement of any such claim without the consent of the Stockholders' Agent, which consent shall not be unreasonably withheld. In the event that the Stockholders' Agent has consented to any such settlement, the Stockholders' Agent shall have no power or authority to object to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement, unless such claim is in an amount in excess of any amount consented to by the Stockholders' Agent.

                                   ARTICLE 10
                                   TERMINATION

        10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

            (a) by the mutual written consent of the Company and the Acquiror;

            (b) by either the Company or the Acquiror

               (i) if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted; or

               (ii) if the Effective Time shall not have occurred on or before June 15, 2000; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b)(ii) shall not be available to any party whose (or whose affiliate(s)') breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

            (c) by the Company, if any of the conditions specified in Section
8.3 have not been met or waived prior to such time as such condition can no longer be satisfied; or

            (d) by the Buyer, if any of the conditions specified in Section 8.2 shall not have been met or waived prior to such time as such condition can no longer be satisfied.

        10.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1(c) (and prior to any termination pursuant to Sections 10.1(a), (b) or (d)) that arises other than due to events or actions outside of Acquiror's control, then, unless at such time the Company has materially breached any terms of this Agreement:

            (a) Acquiror shall extend the maturity date of that certain Multiple Advance Transaction Note executed by the Company in favor of the Acquiror to July 14, 2001; and

            (b) Acquiror shall pay on behalf of the Company up to $150,000.00 of expenses incurred by the Company in connection with or related to the Merger.

                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

        11.1 Survival of Representations and Covenants. All representations, warranties, covenants and agreements of the Company contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Acquiror until the end of the Escrow Period. All representations, warranties, covenants and agreements of Acquiror contained in this Agreement shall survive the Closing and any reasonable investigation at any time made by or on behalf of the Company until the end of the Escrow Period. If shares or other assets are retained in the Escrow Fund beyond expiration of the period specified in the Escrow Agreement, then because and to the extent of a timely claim being asserted against the Escrow Fund (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of the claim to which such retained shares or other assets relate.

        11.2 Attorneys' Fees. If any legal action or other legal proceeding relating to this Agreement or the other Transactional Agreements in connection herewith is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        11.3 Transfer Taxes. Each Stockholder shall be individually responsible for his, her or its respective sales, use and transfer taxes, including but not limited to any value added, stock transfer, gross receipts, stamp duty and real, personal or intangible property transfer taxes, due by reason of the consummation of the Transactions, including but not limited to any interest or penalties in respect thereof.

        11.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by telecopier) to the address or telecopier number set forth beneath the name of such party below (or to such other address or telecopier number as such party shall have specified in a written notice given to the other parties hereto):

        if to the Company:

               Sebring Systems, Inc.
               200 East Hacienda Avenue
               Campbell, CA  95008
               Attention:  Jim Basiji
               Telefax:  (408) 374-2652

        with a copy to:

               Brobeck, Phleger & Harrison LLP
               Two Embarcadero Place
               2200 Geng Road
               Palo Alto, CA  94303
               Attention:  David A. Makerechian, Esq.
               Telefax:  (650) 496-2715

        if to Acquiror or Merger Sub:

               PLX Technology, Inc.
               390 Potrero Avenue
               Sunnyvale, CA  94086
               Attention:  Michael Salameh
               Telefax:  (408) 774-2166

        with a copy to:

               Morrison & Foerster LLP
               755 Page Mill Road
               Palo Alto, California 94304
               Attention:  Stephen J. Schrader, Esq.
               Telefax:  650-494-0792

        11.5 Time of the Essence. Time is of the essence in the performance of each of the terms hereof with respect to the obligations and rights of each party hereto.

        11.6 Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        11.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        11.8 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

        11.9 Waiver.

            (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise or waiver of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        11.10 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Acquiror, Merger Sub and the Company.

        11.11 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        11.12 Parties in Interest. Except for the provisions of Article 9 hereof applicable to the Stockholders, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

        11.13 Entire Agreement. The Transactional Agreements (including Schedules and Exhibits thereto) set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

        11.14 Construction.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

        IN WITNESS WHEREOF, each of Acquiror, Merger Sub, and the Company has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                         PLX TECHNOLOGY, INC.



                                         By:    /s/ MICHAEL SALAMEH
                                                -------------------------------
                                                Name:  Michael Salameh
                                                Title: President


                                         OKW TECHNOLOGY ACQUISITION CORPORATION



                                         By:    /s/ MICHAEL SALAMEH
                                                --------------------------------
                                                Name:  Michael Salameh
                                                Title: President


                                         SEBRING SYSTEMS, INC.



                                         By:    /s/ JIM BASIJI
                                                --------------------------------
                                                Name: Jim Basiji
                                                Title: President & CEO

                        INDEX OF SCHEDULES AND EXHIBITS


        A.     Certain Definitions

        B.     Escrow Agreement

        C.     Financial Statements

        D.     Proprietary Information and Inventions Agreement

        E.     Shelf Registration Agreement

        F.     Voting Agreement

        G.     Opinion from Company Counsel

        H.     Opinion from Acquiror's Counsel

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

        ACQUIROR. "Acquiror" shall have the meaning specified in the first paragraph of the Agreement.

        ACQUIROR STOCK. "Acquiror Stock" shall have the meaning specified in
Section 3.1(a) of the Agreement.

        AFFILIATE. "Affiliate" shall have the meaning specified in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

        AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger to which this Exhibit A is attached (including the Disclosure Schedule and all Exhibits), as it may be amended from time to time.

        BEST EFFORTS. "Best Efforts" shall mean the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible. An obligation to use "Best Efforts" under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement, the other Transactional Agreements and the Transactions.

        CERTIFICATE. "Certificate" shall have the meaning specified in Section 3.1(a) of the Agreement.

        CERTIFICATE OF MERGER. "Certificate of Merger" shall have the meaning specified in Section 1.2 of the Agreement.

        CLOSING. "Closing" shall have the meaning specified in Section 3.9 of the Agreement.

        CODE. "Code" shall have the meaning specified in the Recitals of the Agreement.

        COMPANY. The "Company" shall mean Sebring Systems, Inc., a California corporation.

        COMPANY COMMON STOCK. "Company Common Stock" shall have the meaning specified in Section 3.1(a) of the Agreement.

        COMPANY CONTRACT. "Company Contract" shall mean any Contract:

        (a) to which Company is a party;

        (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation;

        (c) under which the Company has or may acquire any right or interest; or

        (d) which is not exclusively for the purchase of any Company Stock or security.

        COMPANY PLAN. "Company Plan" shall mean any Current Benefit Plan or Past Benefit Plan.

        COMPANY RETURNS. "Company Returns" shall have the meaning specified in
Section 4.14(b) of the Agreement.

        COMPANY STOCK. "Company Stock" shall have the meaning specified in
Section 3.1(a).

        COMPANY STOCK OPTIONS. "Company Stock Options" shall have the meaning specified in Section 3.2(b).

        CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTRACT. "Contract" shall mean, with respect to any Person, any legally binding written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance, obligation, promise or undertaking of any nature to which such Person is a party or by which its properties or assets maybe bound or affected or under which it or its business, properties or assets receive benefits.

        CURRENT BENEFIT PLAN. "Current Benefit Plan" shall mean any Employee Benefit Plan that is currently in effect and:

        (a) that was established or adopted by the Company or any ERISA Affiliate or is maintained or sponsored by the Company;

        (b) in which the Company participates;

        (c) with respect to which the Company or any ERISA Affiliate is or may be required or permitted to make any contribution; or

        (d) with respect to which the Company or any ERISA Affiliate is or may become subject to any Liability.

        DAMAGES. "Damages" shall have the meaning specified in Section 9.1.

        DEFINED BENEFIT PLAN. "Defined Benefit Plan" shall mean either a plan described in Section 3(35) of ERISA or a plan subject to the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code.

        DGCL. "DGCL" shall have the meaning specified in Section 1.2 of the Agreement.

        DISCLOSURE SCHEDULE. "Disclosure Schedule" shall have the meaning specified in Article 4 of the Agreement.

        DISSENTING SHARES. "Dissenting Shares" shall have the meaning specified in Section 3.10 of the Agreement.

        EFFECTIVE TIME. "Effective Time" shall have the meaning specified in
Section 1.2 of the Agreement.

        EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

        ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, licensee, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset.

        ENTITY. "Entity" shall mean any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        ENVIRONMENTAL LAW. "Environmental Law" shall mean any federal, state, or local Legal Requirement relating to pollution or protection of human health or the environment.

        ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

        ERISA AFFILIATE. "ERISA Affiliate" shall mean any Person that is, was or would be treated as a single employer with the Company under Section 414 of the Code.

        ESCROW AGENT. "Escrow Agent" shall mean U.S. Bank Trust National Association, and its successors and assigns.

        ESCROW AGREEMENT. "Escrow Agreement" shall have the meaning specified in
Section 3.4 of the Agreement.

        ESCROW FUND. "Escrow Fund" shall have the meaning specified in Section
3.4 of the Agreement.

        ESCROW SHARES. "Escrow Shares" shall have the meaning specified in
Section 3.4 of the Agreement.

        ESCROW PERIOD. "Escrow Period" shall have the meaning specified in
Section 9.4 of the Agreement.

        EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        EXCHANGE AGENT. "Exchange Agent" shall have the meaning specified in
Section 3.3(a) of the Agreement.

        EXCHANGE RATIO. "Exchange Ratio" shall have the meaning specified in
Section 3.1(a) of the Agreement.

        FINANCIAL STATEMENTS. "Financial Statements" shall have the meaning specified in Section 4.4 of the Agreement.

        GAAP. "GAAP" shall mean Generally Accepted Accounting Principles, applied on a basis consistent with the basis on which the Financial Statements were prepared.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:


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        (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

        (b) right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "Governmental Body" shall mean any:

        (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

        (b) federal, state, local, municipal, foreign or other government;

        (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

        (d) multinational organization or body; or

        (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, Judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

        HAZARDOUS MATERIAL. "Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as hazardous, toxic or dangerous under any applicable law; as well as any petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel, and "source," "special nuclear," and "by-product" material as defined in the Atomic Energy Act of 1954, 42 U.S.C. Sections 2011 et seq.

        KNOWLEDGE. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter.

        A corporation shall be deemed to have "Knowledge" of a particular fact or matter only if a director, officer or key employee of such corporation has or had Knowledge of such fact or matter.

        LEASED PREMISES. "Leased Premises" shall have the meaning specified in
Section 4.6(d) of the Agreement.

        LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body that was valid and in effect as of the particular date that the representation or warranty is being made.

        LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability, regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with


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

generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

        MERGER. "Merger" shall have the meaning specified in Section 1.1 of the Agreement.

        MERGER SUB. "Merger Sub" shall have the meaning specified in the first paragraph of the Agreement.

        MULTIEMPLOYER PLAN. "Multiemployer Plan" shall mean a plan described in
Section 3(37) of ERISA.

        OFFICER'S CERTIFICATE. "Officer's Certificate" shall have the meaning specified in Section 9.5 of the Agreement.

        ORDER. "Order" shall mean any:

        (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

        (b) Contract with any Governmental Body that is entered into in connection with any Proceeding.

        ORDINARY COURSE OF BUSINESS. An action taken by or on behalf of the Company shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

        (a) such action is recurring in nature, consistent with the Company's past practices and taken in the ordinary course of the Company's normal day to day operations;

        (b) such action is not required to be authorized by the Company's stockholders; and

        (c) such action is similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day to day operations of other Entities that are employed in businesses similar to Company's business.

        PERSON. "Person" shall mean any individual, Entity or Governmental Body.

        PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation, commenced, brought, conducted or heard by or before, or otherwise has involved, any Governmental Body or any arbitrator or arbitration panel.

        PROPRIETARY ASSET. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know how, franchise, system, computer software (other than third-party "off the shelf" software), invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right.


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

        PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. "Proprietary Information and Inventions Agreement" shall mean an agreement between the Company and its employees and consultants, substantially in the form of Exhibit C.

        PRO RATA PORTION. "Pro Rata Portion" shall have the meaning specified in
Section 3.4 of the Agreement.

        RELATED PARTY. Each of the following shall be deemed to be a "Related Party":

        (a) each individual who is, or who has at any time been, an officer of the Company;

        (b) each member of the family of each of the individuals referred to in clause "(a)" above;

        (c) any Entity (other than the Company) in which any one of the Persons referred to in clauses "(a)" or "(b)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a voting equity interest equal to or in excess of five percent (5%) of the outstanding Company Stock.

        REPRESENTATIVES. "Representatives" of a specified party shall mean officers, directors, employees, attorneys, accountants, advisors and representatives of such party, including, without limitation, in the case of Company, all subsidiaries of Company and all such Persons with respect to such subsidiaries. The Related Parties shall be deemed to be "Representatives" of Company.

        SEC. "SEC" shall mean the Securities and Exchange Commission.

        SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

        STOCKHOLDER. "Stockholder" shall mean a stockholder of the Company immediately prior to the Effective Time.

        STOCKHOLDERS' AGENT. "Stockholders' Agent" shall have the meaning specified in Section 9.9 of the Agreement.

        STOCKHOLDERS' AGENT CERTIFICATE. "Stockholders' Agent Certificate" shall have the meaning specified in Section 9.5 of the Agreement.

        SURVIVING CORPORATION. "Surviving Corporation" shall have the meaning specified in Section 1.1 of the Agreement.

        TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax sharing agreement or similar Contract.

        TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment,



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collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        TRANSACTIONAL AGREEMENTS. "Transactional Agreements" shall mean:

        (a) the Agreement;

        (b) the Escrow Agreement.

        TRANSACTIONS. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including, without limitation, the Merger, and the performance by Company, Acquiror, the Stockholders, and the other parties to the Transactional Agreements of their respective obligations under the Transactional Agreements.

        UNAUDITED INTERIM BALANCE SHEET. "Unaudited Interim Balance Sheet" shall have the meaning specified in Section 4.4(a)(ii) of the Agreement.

        VOTING AGREEMENT. "Voting Agreement" shall mean the Voting Agreement attached hereto as Exhibit E.



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